Exhibit 99.1

Ranpak Holdings Corp. Reports Fourth Quarter and Full Year 2020 Financial Results

•	Business continuity not impacted by ongoing COVID-19 pandemic; all facilities operational
•	Packaging System placement up 12.2% year over year to approximately 117,400 machines at December 31, 2020
•	Fourth quarter net revenue increased 18.3% year over year and 13.9% year over year on a constant currency basis
•

Fourth quarter net loss of $5.2 million compared to net loss of $3.3 million and Adjusted EBITDA (“AEBITDA”) of $33.0 million (which represents approximately a 36.6% margin) is up 14.6%, or $4.2 million, year over year

•

Net loss for the full year of $23.4 million compared to net loss of $36.2 million and AEBITDA of $93.7 million (which represents approximately a 31.3% margin) is up 7.3%, or $6.4 million, year over year

CONCORD TOWNSHIP, Ohio, March 4, 2021 – Ranpak Holdings Corp (NYSE: PACK) (“Ranpak” or “the Company”), a leading provider of environmentally sustainable, systems-based, product protection solutions for e-commerce and industrial supply chains, today reported its fourth quarter and full year 2020 financial results.

Omar Asali, Chairman and Chief Executive Officer, commented, “The Ranpak team continued to execute well into year end and delivered excellent results while staying focused on employee health and safety. Our disciplined approach to investing in the business and enhancing our commercial capabilities was on display in the fourth quarter as net revenue of $90.2 million increased 13.9% year over year on a constant currency basis compared to pro forma net revenue of $79.2 million in the fourth quarter of 2019. Exceptional demand in Europe / APAC driven by elevated e-Commerce activity as well as improvements in industrial activity were the key growth drivers in the quarter. Strong growth in the top-line and operating leverage translated into robust growth in AEBITDA of 14.6% year over year to $33.0 million, implying an attractive margin of 36.6%.”

“As I reflect on where we are and where we are going, I believe it is safe to say Ranpak is a more nimble, proactive, and customer centric company than it was a year ago. The team sees the opportunity available to us and is operating at a new pace to pursue our growth initiatives.  I believe 2020 was a year that will serve as a strong foundation for Ranpak’s next chapter. We reinvigorated the product portfolio with best-in-class Void-fill and Cushioning solutions, introduced a next generation Automation offering, developed an on-demand cold chain solution, and significantly increased our brand positioning through digital investments.  I believe 2021 will continue to see the world move to more sustainable solutions and embrace Automation further. I am pleased with our continued progress at Ranpak and excited about our ability to drive growth and create shareholder value while also improving the world around us.”

Fourth Quarter 2020 Highlights

•	Packaging systems placement increased 12.2% year over year, to approximately 117,400 machines as of December 31, 2020
•	Net revenue increased 18.3% and 13.9% adjusting for constant currency[1] and purchase accounting adjustments of $0.1 million in the fourth quarter of 2019
•	Net loss of $5.2 million and AEBITDA[2] of $33.0 million for the three months ended December 31, 2020 is up 14.6%

Net revenue for the three months ended December 31, 2020 was $91.9 million, an increase of $14.2 million or 18.3% year over year, driven by increases in cushioning, void-fill, and wrapping, partially offset by decreases in automation.  Cushioning increased $6.6 million, or 20.0%, to $39.6 million from $33.0 million, void-fill increased $5.5 million, or 16.8%, to $38.2 million from $32.7 million, wrapping increased $3.3 million, or 34.4%, to $12.9 million from $9.6 million, while other sales decreased $1.2 million, or 50.0%, to $1.2 million from $2.4 million, for the three months ended December 31, 2020 compared to the three months ended December 31, 2019.  Other net revenue includes automated box sizing equipment and non-paper revenue from packaging systems installed in the field.  Pro forma net revenue was $90.2 million for the three months ended December 31, 2020, an $11.0 million, or 13.9%, increase on a constant currency basis from pro forma net revenue of $79.2 million for the three months ended December 31, 2019.

Net revenue in North America for the three months ended December 31, 2020 totaled $38.8 million.  Net revenue in North America was $39.6 million in the three months ended December 31, 2019.  Net revenue in North America decreased $0.8 million, or 2.0% attributable to a decline in cushioning and void-fill product categories, partially offset by an increase in wrapping sales. Pro forma net revenue in North America was $38.8 million for the three months ended December 31, 2020, a $0.9 million, or 2.3%, decrease from pro forma net revenue of $39.7 million for the three months ended December 31, 2019 after purchase accounting adjustments.

Net revenue in Europe/Asia for the three months ended December 31, 2020 totaled $53.1 million.  Net revenue in Europe/Asia was $38.1 million in the three months ended December 31, 2019.  Net revenue in Europe/Asia increased $15.0 million or 39.4% driven primarily by increases in cushioning, void-fill and wrapping product categories, partially offset by a decline in automation revenue.  Pro forma net revenue in Europe/Asia was $51.4 million for the three months ended December 31, 2020, an $11.9 million, or 30.1%, increase from pro forma net revenue of $39.5 million for the three months ended December 31, 2019 after adjusting for constant currency.

Net loss for the three months ended December 31, 2020 increased $1.9 million to $5.2 million from $3.3 million in the three months ended December 31, 2019.  Pro forma net loss was $5.0 million in the three months ended December 31, 2020 compared to pro forma net loss of $1.5 million for the three months ended December 31, 2019 on a constant currency basis.

Full Year 2020 Highlights

•	Net revenue was $298.2 million, an increase of 10.6% on a combined basis over the prior period
•

Pro forma net revenue increased 7.8%, on a constant currency basis.  Pro forma net revenue in 2019 was adjusted for $2.6 million fair-value purchase accounting adjustment related to deferred revenue for user fees and packaging systems and $1.3 million of automation revenue recognition

•	Net loss for the period of $23.4 million, compared to a net loss of $36.2 million in the prior period, which included discrete costs of $25.0 million related to the Ranpak Business Combination
•	AEBITDA of $93.7 million, an increase of $6.4 million or 7.3% compared to $87.3 million AEBITDA in the prior period

Balance Sheet and Liquidity

Ranpak completed the fourth quarter of 2020 with a strong liquidity position, including a cash balance of $48.5 million and no borrowings on its $45 million available Revolving Credit Facility.

As of December 31, 2020, the Company had First Lien Term Loan facilities outstanding consisting of $270.9 million USD-denominated term loan and €138.3 million euro-denominated first lien resulting in a Bank AEBITDA leverage ratio of 3.9x.  Under our agreement with our lenders, the combination of our lower leverage ratio at December 31, 2020 and our 2020 earnings qualifies as a deleveraging event and requires us to pay our lenders an $8.2 million exit payment fee, due in the first quarter of 2021.  This amount is included in interest expense and accrued liabilities in our consolidated financial statements.

The following table presents Ranpak's installed base of protective packaging systems by product line as of December 31, 2020 and 2019:

	December 31, 2020	December 31, 2019	Change	% Change
Protective Packaging Systems	(in thousands)
Cushioning machines	33.6	32.3	1.3	4.0
Void-fill machines	68.0	60.6	7.4	12.2
Wrapping machines	15.8	11.7	4.1	35.0
Total	117.4	104.6	12.8	12.2

[1]

Successor periods presented contain the results and financial position of the Company subsequent to the Ranpak Business Combination.  Predecessor periods presented contain the results and financial position of the Predecessor company prior to the Ranpak Business Combination.  Such periods are defined as follows:  June 3, 2019 to December 31, 2019 (“Successor Period”) and January 1, 2019 through June 2, 2019 (“1H 2019 Predecessor Period”).

[2]

AEBITDA is a non-GAAP financial measure.  Please refer to “Presentation of Combined and Pro Forma Measures and Reconciliation of U.S. GAAP to Non-GAAP Measures” in this press release for an explanation and reconciliations of this non-GAAP financial measure.

Outlook for 2021

In 2021 we will continue to execute on our strategic vision which involves enhancing our existing protective packaging capabilities, investing further behind our Automation efforts, and expanding Ranpak’s portfolio. We see significant opportunity ahead to drive organic growth and will continue to take a disciplined approach to investing in the business to enhance the solutions we can offer to customers.  Our guidance reflects that we expect 2021 to be a year of strong operating and financial performance, and a year when we expect many of our investments begin to impact the growth profile of our business.  We will be reinvesting cash flow in the business with a focus on enhancing our systems and increasing our capacity in order to fulfill the demand for environmentally friendly protective packaging solutions we believe is on the horizon. On a constant currency basis, we are forecasting Net Revenue growth in the area of 10 – 13% and AEBITDA growth of 8% – 10%, which results in a range of $329 – $338 million in Constant Currency Net Revenue and $101 – $103 million for AEBITDA3.

Conference Call Information

The Company will host a conference call and webcast at 8:30 a.m. (ET) on Thursday, March 4, 2021.  The conference call and earnings presentation will be webcast live at the following link:  https://event.on24.com/wcc/r/2947572/E19999B34CD7E6ABFCC15CB8C3E17943.  Investors who cannot access the webcast may listen to the conference call live via telephone by dialing (833) 579-0916 (domestic) or (778) 560-2805 (international) and use the Conference ID:  5561019.

A telephonic replay of the webcast also will be available starting at 11:30 a.m. (ET) on Thursday, March 4, 2021 and ending at 11:59 p.m. (ET) on Thursday, March 11, 2021.  To listen to the replay, please dial (800) 585-8367 (domestic) or (416) 621-4642 (international) and use the Conference ID:  5561019.

Note Regarding Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. Statements that are not historical facts, including statements about the parties, perspectives and expectations, are forward-looking statements. In addition, any statements that refer to estimates, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this news release include, for example, statements about our expectations around the future performance of the business, including our forward-looking guidance.

The forward-looking statements contained in this news release are based on our current expectations and beliefs concerning future developments and their potential effects on us taking into account information currently available to us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks include, but are not limited to: (i) our inability to secure a sufficient supply of paper to meet our production requirements; (ii) the impact of the price of kraft paper on our results of operations; (iii) our reliance on third party suppliers; (iv) the COVID-19 pandemic and associated response; (v) the high degree of competition in the markets in which we operate; (vi) consumer sensitivity to increases in the prices of our products; (vii) changes in consumer preferences with respect to paper products generally; (viii) continued consolidation in the markets in which we operate; (ix) the loss of significant end-users of our products or a large group of such end-users; (x) our failure to develop new products that meet our sales or margin expectations; (xi) our future operating results fluctuating, failing to match performance or to meet expectations; (xii) our ability to fulfill our public company obligations; and (xiii) other risks and uncertainties indicated from time to time in filings made with the SEC.

Should one or more of these risks or uncertainties materialize, they could cause our actual results to differ materially from the forward-looking statements. We are not undertaking any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise. You should not take any statement regarding past trends or activities as a representation that the trends or activities will continue in the future. Accordingly, you should not put undue reliance on these statements.

[3]

Our Constant Currency Net Revenue outlook was built on a U.S. GAAP basis, but we are unable to provide U.S. GAAP Net Revenue outlook primarily because we are unable to forecast with reasonable certainty the currency impact.  For clarity, our outlook is consolidated on a constant currency basis.  A reconciliation of our full year 2021 outlook AEBITDA to U.S. GAAP net income cannot be provided because we are unable to forecast with reasonable certainty many of the items necessary to calculate such comparable GAAP measure, including asset impairments, integration related expenses, reorganizations and discontinued operations related expenses, legal settlement costs, as well as other unusual or non-recurring gains or losses. These items are uncertain, depend on various factors, and could be material to our results computed in accordance with U.S. GAAP. We believe the inherent uncertainties in reconciling a Non-GAAP measure for current or projected periods to the most comparable GAAP measure would make the forecasted comparable GAAP measure nearly impossible to predict with reasonable certainty and therefore inherently unreliable.

Ranpak Holdings Corp.

Unaudited Condensed Consolidated Statements of Operations

and Comprehensive Income (Loss)

(in millions, except share and per share data)

	Successor		Predecessor
	Year Ended December 31,	June 3, 2019	January 1, 2019	Year Ended
	2020	– December 31, 2019	– June 2, 2019	December 31, 2018
Paper revenue	$250.7	$136.5	$88.8	$218.1
Machine lease revenue	39.6	22.5	14.4	38.7
Other revenue	7.9	4.1	3.2	11.1
Net revenue	298.2	163.1	106.4	267.9
Cost of goods sold	175.6	97.4	61.2	153.3
Gross profit	122.6	65.7	45.2	114.6
Selling, general and administrative expenses	72.5	37.7	23.8	53.2
Transaction costs	2.2	0.3	7.4	3.3
Depreciation and amortization expense	31.5	17.2	17.7	43.2
Other operating expense, net	4.7	2.4	2.2	3.9
Income (loss) from operations	11.7	8.1	(5.9)	11.0
Interest expense	30.2	27.3	20.2	30.9
Foreign currency (gain) loss	6.1	0.7	(2.2)	(4.2)
Loss before income tax benefit	(24.6)	(19.9)	(23.9)	(15.7)
Income tax benefit	(1.2)	(2.7)	(4.9)	(7.1)
Net loss	$(23.4)	$(17.2)	$(19.0)	$(8.6)

Loss per share	―	―	$(19,195.40)	$(8,697.61)
Weighted average number of shares outstanding	―	―	995	995

Two-class method
Loss per share
Basic	$(0.32)	$(0.31)	―	―
Diluted	$(0.32)	$(0.31)	―	―

Weighted average number of shares outstanding - Class A and C
Basic	72,434,802	55,392,201	―	―
Diluted	72,434,802	55,392,201	―	―

Other comprehensive income (loss), before tax
Foreign currency translation adjustments	$16.2	$1.7	$(4.0)	$(7.4)
Interest rate swap adjustments	(11.3)	1.4	-	-
Total other comprehensive income (loss), before tax	4.9	3.1	(4.0)	(7.4)
Benefit from income taxes related to other comprehensive income (loss)	(2.4)	(0.3)	-	-
Total other comprehensive income (loss), net of tax	7.3	3.4	(4.0)	(7.4)
Comprehensive loss, net of tax	$(16.1)	$(13.8)	$(23.0)	$(16.0)

Ranpak Holdings Corp.

Unaudited Condensed Consolidated Balance Sheets

(in millions, except share data)

	December 31, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$48.5	$19.7
Accounts receivable, net	39.1	36.1
Inventories, net	16.1	11.6
Income tax receivable	0.1	1.5
Prepaid expenses and other current assets	3.4	2.5
Total current assets	107.2	71.4

Property, plant and equipment, net	124.4	122.5
Goodwill	458.4	448.8
Intangible assets, net	440.6	458.6
Other assets	2.9	3.1
Total assets	$1,133.5	$1,104.4

Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$24.9	$12.3
Accrued liabilities and other	30.7	15.5
Current portion of long-term debt	0.5	1.6
Deferred machine fee revenue	1.4	2.5
Total current liabilities	57.5	31.9

Long-term debt	432.7	418.8
Deferred tax liabilities	109.6	115.0
Derivative instruments	9.6	4.6
Other liabilities	1.2	2.3
Total liabilities	610.6	572.6

Commitments and contingencies – Note 18
Shareholders' equity
Class A common stock, $0.0001 par, 200,000,000 shares
authorized at December 31, 2020 and 2019
Shares issued and outstanding: 69,005,059 and 64,293,741
at December 31, 2020 and 2019, respectively	-	-
Class C common stock, $0.0001 par, 200,000,000 shares
authorized at December 31, 2020 and 2019
Shares issued and outstanding: 6,511,293 at December 31, 2020
and December 31, 2019	-	-
Additional paid-in capital	564.7	557.5
Accumulated deficit	(52.5)	(29.1)
Accumulated other comprehensive income	10.7	3.4
Total shareholders' equity	522.9	531.8
Total liabilities and shareholders' equity	$1,133.5	$1,104.4

Ranpak Holdings Corp.

Unaudited Condensed Consolidated Statements of Cash Flows

(in millions)

	Successor		Predecessor
	Year Ended December 31,	June 3, 2019	January 1, 2019	Year Ended
	2020	– December 31, 2019	– June 2, 2019	December 31, 2018
Cash Flows from Operating Activities
Net loss	$(23.4)	$(17.2)	$(19.0)	$(8.6)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	62.7	31.7	26.6	64.5
Amortization of deferred financing costs	1.6	3.2	7.5	2.6
Loss on disposal of fixed assets	2.7	1.5	1.0	1.8
Deferred income taxes	(5.4)	(8.0)	(7.2)	(14.0)
(Gain) loss on derivative contract	-	6.8	-	(0.6)
Amortization of initial value of hedging instrument	(1.7)	-	-	-
Currency (gain) loss on foreign denominated debt and notes payable	6.0	0.7	(2.4)	(4.2)
Amortization of restricted stock units	7.2	1.7	-	-
Contingent liability related to earn-out provision	-	(1.2)	-	2.6
Changes in operating assets and liabilities:
(Increase) decrease in receivables, net	0.9	(7.7)	1.8	(2.0)
(Increase) decrease in inventory	(4.6)	4.5	(1.3)	0.3
(Increase) decrease in prepaid expenses and other assets	(0.9)	0.1	2.7	-
Increase (decrease) in accounts payable	10.3	(13.5)	(2.8)	(1.2)
Increase (decrease) in accrued liabilities	11.1	6.7	7.1	-
Change in other assets and liabilities	(2.7)	0.3	2.7	0.8
Net cash provided by operating activities	63.8	9.6	16.7	42.0

Cash Flows from Investing Activities
Capital expenditures:
Converter equipment	(25.8)	(16.5)	(9.9)	(21.8)
Other capital expenditures	(6.5)	(2.7)	(0.6)	(3.0)
Total capital expenditures	(32.3)	(19.2)	(10.5)	(24.8)
Cash paid for acquisitions	-	(945.6)	-	-
Assets acquired	(1.3)	-	-	-
Cash withdrawn from trust account	-	308.1	-	-
Patent and trademark expenditures	(0.9)	(0.4)	(0.3)	(0.5)
Net cash used in investing activities	(34.5)	(657.1)	(10.8)	(25.3)

Cash Flows from Financing Activities
Proceeds from issuance of term loans and credit facility	-	534.6	-	-
Proceeds from sale of common stock	-	424.7	-	-
Shares subject to Redemption	-	(158.3)	-	-
Financing costs of debt facilities	-	(12.6)	-	-
Payments on term loans and credit facility	(1.6)	(107.7)	(14.4)	(6.6)
Payments of promissory note	-	(4.0)	-	-
Payment of deferred registration costs	-	(11.3)	-	-
Contingent liability payment	-	-	-	(1.1)
Net cash provided by (used in) financing activities	(1.6)	665.4	(14.4)	(7.7)

Effect of Exchange Rate Changes on Cash	1.1	0.1	1.2	(0.1)
Net Increase (Decrease) in Cash and Cash Equivalents	28.8	18.0	(7.3)	8.9
Cash and Cash Equivalents, beginning of period	19.7	1.7	17.5	8.6
Cash and Cash Equivalents, end of period	$48.5	$19.7	$10.2	$17.5

Non-GAAP Financial Data

Our condensed consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).  We have, however, also disclosed below Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA (“AEBITDA”), which are non-GAAP financial measures.  We have included EBITDA and AEBITDA because they are key measures used by our management and board of directors to understand and evaluate our operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans.  In particular, the exclusion of certain expenses in calculating EBITDA and AEBITDA can provide a useful measure for period-to-period comparisons of our primary business operations.  Accordingly, we believe that EBITDA and AEBITDA provide useful information to investors and others in understanding and evaluating the Company's operating results in the same manner as our management and board of directors.

EBITDA and AEBITDA have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. In particular, EBITDA and AEBITDA should not be viewed as substitutes for, or superior to, net income (loss) prepared in accordance with GAAP as a measure of profitability or liquidity. Some of these limitations are:

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA and AEBITDA do not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	EBITDA and AEBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•	AEBITDA does not consider the potentially dilutive impact of equity-based compensation;
•	EBITDA and AEBITDA do not reflect the impact of the recording or release of valuation allowances or tax payments that may represent a reduction in cash available to us;
•	AEBITDA does not take into account any restructuring and integration costs; and
•	other companies, including companies in our industry, may calculate EBITDA and AEBITDA differently, which reduces their usefulness as comparative measures.

EBITDA — EBITDA is a non-GAAP financial measure that we calculate as net income (loss), adjusted to exclude: benefit from (provision for) income taxes; interest expense; and depreciation and amortization.

AEBITDA — AEBITDA is a non-GAAP financial measure that we calculate as net income (loss), adjusted to exclude: benefit from (provision for) income taxes; interest expense; depreciation and amortization; stock-based compensation expense; expenses related to the Ranpak Business Combination and, in certain periods, certain other income and expense items.

We also believe that adjusting these non-GAAP measures for comparability between the Predecessor, Successor and Pro Forma periods is useful to the user of our financial statements.

In addition, in our discussion below, we include certain unaudited, non-GAAP pro forma data for the three and twelve months ended December 31, 2020 and 2019.  This data is based on our historical financial statements, adjusted (where applicable) to remove the effect of costs incurred to consummate the Ranpak Business Combination, other one-time costs incurred due to the Company entering into the Ranpak Business Combination and for purchase accounting adjustments related to the Ranpak Business Combination as well as to reflect a constant currency presentation between periods for the convenience of readers.  We refer to these data as pro forma data in our discussion. However, such pro forma data have not been prepared in accordance with Article 11 of Regulation S-X.  We reconcile this data to our GAAP data for the same period for the three and twelve months ended December 31, 2020 and 2019.

Ranpak Holdings Corp.

Non-GAAP Financial Data

Reconciliation of GAAP Statement of Income Data to Non-GAAP Pro Forma Statement of Income Data, EBITDA, and AEBITDA

For the Three Months Ended December 31, 2020

Please refer to our discussion and definitions of Non-GAAP financial measures, including Non-GAAP Pro Forma

	Successor
	Three Months Ended December 31, 2020
	As reported	Adjustments(6)	Non-GAAP Pro Forma
Net revenue	$91.9	$(1.7)	$90.2
Cost of goods sold	53.3	(1.1)	52.2
Gross profit	38.6	(0.6)	38.0
Selling, general and administrative expenses	15.6	(0.2)	15.4
Transaction costs	1.0	-	1.0
Depreciation and amortization expense	8.6	-	8.6
Other operating expense, net	1.8	(0.3)	1.5
Income from operations	11.6	(0.1)	11.5
Interest expense	13.6	(0.1)	13.5
Foreign currency loss	3.0	0.1	3.1
Loss before income tax expense (benefit)	(5.0)	(0.1)	(5.1)
Income tax expense (benefit)	0.2	(0.3)	(0.1)
Net loss	$(5.2)	$0.2	(5.0)

Add(4):
Depreciation and amortization expense - COS			8.7
Depreciation and amortization expense - D&A			8.6
Interest expense			13.5
Income tax expense (benefit)			(0.1)
EBITDA			25.7

Adjustments(5):
Unrealized (gain) loss translation			2.8
Constant currency			(0.7)
Non-cash impairment losses			1.0
M&A, restructuring, severance			1.1
Amortization of restricted stock units			1.3
Warrant Exchange and transaction costs			1.0
Other non-core and non-cash adjustments			0.8
AEBITDA			$33.0

Ranpak Holdings Corp.

Non-GAAP Financial Data

Reconciliation of GAAP Statement of Income Data to Non-GAAP Pro Forma Statement of Income Data, EBITDA, and AEBITDA

For the Three Months Ended December 31, 2019

Please refer to our discussion and definitions of Non-GAAP financial measures, including Non-GAAP Pro Forma

	Successor
	Three Months Ended December 31, 2019
	As reported	Adjustments(6)		Non-GAAP Pro Forma
Net revenue	$77.7	$1.5	(1)	$79.2
Cost of goods sold	44.8	0.8	(2)	45.6
Gross profit	32.9	0.7		33.6
Selling, general and administrative expenses	15.2	(2.7)		12.5
Depreciation and amortization expense	3.9	0.1		4.0
Other operating expense, net	1.6	0.1		1.7
Income from operations	12.2	3.2		15.4
Interest expense	9.8	-		9.8
Foreign currency loss	2.3	-		2.3
Income before income tax expense	0.1	3.2		3.3
Income tax expense	3.4	1.4	(3)	4.8
Net loss	$(3.3)	$1.8		(1.5)

Add(4):
Depreciation and amortization expense - COS				7.7
Depreciation and amortization expense - D&A				3.9
Interest expense				9.8
Income tax expense				4.8
EBITDA				24.7

Adjustments(5):
Unrealized (gain) loss translation				2.3
Non-cash impairment losses				1.3
Amortization of restricted stock units				(0.1)
Contingent liability adjustment				(1.2)
Other non-core and non-cash adjustments				1.8
AEBITDA				$28.8

Ranpak Holdings Corp.

Non-GAAP Financial Data

Comparison of Non-GAAP Pro Forma Statement of Income Data, EBITDA, and AEBITDA

For the Three Months Ended December 31, 2020 and 2019

Please refer to our discussion and definitions of Non-GAAP financial measures, including Non-GAAP Pro Forma

	Non-GAAP Pro Forma
	Three Months Ended December 31,
	2020	2019	$ Change	% Change
Net revenue	$90.2	$79.2	$11.0	13.9
Cost of goods sold	52.2	45.6	6.6	14.5
Gross profit	38.0	33.6	4.4	13.1
Selling, general and administrative expenses	15.4	12.5	2.9	23.2
Transaction costs	1.0	-	1.0	―
Depreciation and amortization expense	8.6	4.0	4.6	115.0
Other operating expense, net	1.5	1.7	(0.2)	(11.8)
Income from operations	11.5	15.4	(3.9)	(25.3)
Interest expense	13.5	9.8	3.7	37.8
Foreign currency loss	3.1	2.3	0.8	34.8
Income (loss) before income tax expense (benefit)	(5.1)	3.3	(8.4)	(254.5)
Income tax expense (benefit)	(0.1)	4.8	(4.9)	(102.1)
Net loss	(5.0)	(1.5)	(3.5)	233.3

Add(4):
Depreciation and amortization expense - COS	8.7	7.7	1.0	13.0
Depreciation and amortization expense - D&A	8.6	3.9	4.7	120.5
Interest expense	13.5	9.8	3.7	37.8
Income tax expense (benefit)	(0.1)	4.8	(4.9)	(102.1)
EBITDA	25.7	24.7	1.0	4.0

Adjustments(5):
Unrealized (gain) loss translation	2.8	2.3	0.5	21.7
Constant currency	(0.7)	-	(0.7)	―
Non-cash impairment losses	1.0	1.3	(0.3)	(23.1)
M&A, restructuring, severance	1.1	-	1.1	―
Amortization of restricted stock units	1.3	(0.1)	1.4	(1,400.0)
Warrant Exchange and transaction costs	1.0	-	1.0	―
Contingent liability adjustment	-	(1.2)	1.2	(100.0)
Other non-core and non-cash adjustments	0.8	1.8	(1.0)	(55.6)
AEBITDA	$33.0	$28.8	$4.2	14.6

Ranpak Holdings Corp.

Non-GAAP Financial Data

Reconciliation of GAAP Statement of Income Data to Non-GAAP Pro Forma Statement of Income Data, EBITDA, and AEBITDA

For the Year Ended December 31, 2020

Please refer to our discussion and definitions of Non-GAAP financial measures, including Non-GAAP Pro Forma

	Successor
	Year Ended December 31, 2020
	As reported	Adjustments(6)	Non-GAAP Pro Forma
Net revenue	$298.2	$0.7	$298.9
Cost of goods sold	175.6	0.3	175.9
Gross profit	122.6	0.4	123.0
Selling, general and administrative expenses	72.5	0.4	72.9
Transaction costs	2.2	-	2.2
Depreciation and amortization expense	31.5	0.2	31.7
Other operating expense, net	4.7	-	4.7
Income from operations	11.7	(0.2)	11.5
Interest expense	30.2	(0.1)	30.1
Foreign currency loss	6.1	0.1	6.2
Loss before income tax benefit	(24.6)	(0.2)	(24.8)
Income tax benefit	(1.2)	(0.2)	(1.4)
Net loss	$(23.4)	$(0.0)	(23.4)

Add(4):
Depreciation and amortization expense - COS			31.1
Depreciation and amortization expense - D&A			31.6
Interest expense			30.1
Income tax benefit			(1.5)
EBITDA			67.9

Adjustments(5):
Unrealized (gain) loss translation			5.9
Constant currency			(0.3)
Non-cash impairment losses			2.5
M&A, restructuring, severance			5.9
Amortization of restricted stock units			7.2
Warrant Exchange and transaction costs			2.2
Other non-core and non-cash adjustments			2.4
AEBITDA			$93.7

Ranpak Holdings Corp.

Non-GAAP Financial Data

Reconciliation of GAAP Statement of Income Data to Non-GAAP Pro Forma Statement of Income Data, EBITDA, and AEBITDA

For the Year Ended December 31, 2019

Please refer to our discussion and definitions of Non-GAAP financial measures, including Non-GAAP Pro Forma

	Successor	Predecessor
	June 3, 2019 –	January 1, 2019
	December 31, 2019	– June 2, 2019	Year Ended December 31, 2019
	As reported	As reported	Combined	Adjustments(6)		Non-GAAP Pro Forma
Net revenue	$163.1	$106.4	$269.5	$7.9	(1)	$277.4
Cost of goods sold	97.4	61.2	158.6	-	(2)	158.6
Gross profit	65.7	45.2	110.9	7.9		118.8
Selling, general and administrative expenses	37.7	23.8	61.5	(5.9)		55.6
Transaction costs	0.3	7.4	7.7	(7.7)		-
Depreciation and amortization expense	17.2	17.7	34.9	(0.1)		34.8
Other operating expense, net	2.4	2.2	4.6	0.4		5.0
Income (loss) from operations	8.1	(5.9)	2.2	21.2		23.4
Interest expense	27.3	20.2	47.5	(11.6)		35.9
Foreign currency (gain) loss	0.7	(2.2)	(1.5)	-		(1.5)
Income (loss) before income tax expense (benefit)	(19.9)	(23.9)	(43.8)	32.8		(11.0)
Income tax benefit	(2.7)	(4.9)	(7.6)	7.6	(3)	-
Net loss	$(17.2)	$(19.0)	$(36.2)	$25.2		(11.0)

Add(4):
Depreciation and amortization expense - COS						24.8
Depreciation and amortization expense - D&A						34.8
Interest expense						35.9
Income tax benefit						-
EBITDA						84.5

Adjustments(5):
Unrealized (gain) loss translation						(1.5)
Non-cash impairment losses						2.5
Amortization of restricted stock units						1.7
Contingent liability adjustment						(1.2)
Other non-core and non-cash adjustments						1.3
AEBITDA						$87.3

Ranpak Holdings Corp.

Non-GAAP Financial Data

Comparison of Non-GAAP Pro Forma Statement of Income Data, EBITDA, and AEBITDA

For the Years Ended December 31, 2020 and 2019

Please refer to our discussion and definitions of Non-GAAP financial measures, including Non-GAAP Pro Forma

	Non-GAAP Pro Forma
	Year Ended December 31,
	2020	2019	$ Change	% Change
Net revenue	$298.9	$277.4	$21.5	7.8
Cost of goods sold	175.9	158.6	17.3	10.9
Gross profit	123.0	118.8	4.2	3.5
Selling, general and administrative expenses	72.9	55.6	17.3	31.1
Transaction costs	2.2	-	2.2	―
Depreciation and amortization expense	31.7	34.8	(3.1)	(8.9)
Other operating expense, net	4.7	5.0	(0.3)	(6.0)
Income from operations	11.5	23.4	(11.9)	(50.9)
Interest expense	30.1	35.9	(5.8)	(16.2)
Foreign currency (gain) loss	6.2	(1.5)	7.7	(513.3)
Loss before income tax benefit	(24.8)	(11.0)	(13.8)	125.5
Income tax benefit	(1.4)	-	(1.4)	―
Net loss	(23.4)	(11.0)	(12.4)	112.7

Add(4):
Depreciation and amortization expense - COS	31.1	24.8	6.3	25.4
Depreciation and amortization expense - D&A	31.6	34.8	(3.2)	(9.2)
Interest expense	30.1	35.9	(5.8)	(16.2)
Income tax benefit	(1.5)	-	(1.5)	―
EBITDA	67.9	84.5	(16.6)	(19.6)

Adjustments(5):
Unrealized (gain) loss translation	5.9	(1.5)	7.4	(493.3)
Constant currency	(0.3)	-	(0.3)	―
Non-cash impairment losses	2.5	2.5	-	-
M&A, restructuring, severance	5.9	-	5.9	―
Amortization of restricted stock units	7.2	1.7	5.5	323.5
Warrant Exchange and transaction costs	2.2	-	2.2	―
Contingent liability adjustment	-	(1.2)	1.2	(100.0)
Other non-core and non-cash adjustments	2.4	1.3	1.1	84.6
AEBITDA	$93.7	$87.3	$6.4	7.3

(1)	Adjust for percentage of completion revenue recognition change.
(2)	Adjust for percentage of completion revenue recognition change for cost of sales.
(3)	Adjust tax provision at 21.0% corporate rate for items adjusted above.
(4)

Reconciliations of EBITDA and AEBITDA for each period presented are to net (loss) income, the nearest GAAP equivalent, and accordingly include the adjustments shown in the “Adj.” column to net (loss) income of each table.

(5)

Adjustments are related to non-recurring costs such as: unrealized non-cash (gains) losses on translation of the Predecessor debt, private equity monitoring fees, non-cash (gain) loss on the disposal of machines, acquisition costs, severance and a revenue recognition adjustment related to e3neo acquisition. Certain costs related to being a public company, such as additional staff, legal and accounting costs that were not included in the Predecessor are also included in AEBITDA.

(6)	Effect of Euro constant currency adjustment to a rate of $1.15 US Dollars to €1.00 Euro as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net revenue	$(1.7)	$1.4	$0.7	$3.8
Cost of goods sold	(1.1)	0.8	0.3	2.2
Gross profit	(0.6)	0.6	0.4	1.6
Selling, general and administrative expenses	(0.2)	0.3	0.4	0.8
Transaction costs	-	-	-	-
Depreciation and amortization expense	-	0.1	0.2	0.4
Other operating expense (income), net	(0.3)	0.1	-	0.4
Income (loss) from operations	(0.1)	0.1	(0.2)	-
Interest expense	(0.1)	0.1	(0.1)	0.2
Foreign currency loss	0.1	-	0.1	-
Loss before income tax benefit	(0.1)	(0.0)	(0.2)	(0.2)
Income tax benefit	(0.3)	-	(0.2)	-
Net income (loss)	$0.2	$(0.0)	$(0.0)	$(0.2)